Exhibit 23.4

[Letterhead of The Otto Law Group, PLLC]

May 18, 2007

ECO2 Plastics, Inc.
5300 Claus Rd.
Riverbank, CA 95367

Re:	Registration of Common Stock of ECO2 Plastics, Inc., a Delaware corporation (“ECO2”)

To Whom It May Concern::

In connection with the registration on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended, of an aggregate 488,179,885 shares of common stock (the “Shares”) for resale by ECO2’s stockholders, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when the Shares have been issued, the Shares will be validly issued, fully paid and nonassessable shares of common stock of ECO2.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectuses constituting a part thereof, and any amendments thereto.

Very truly yours,

THE OTTO LAW GROUP, PLLC

/s/ The Otto Law Group, PLLC